Exhibit 10.9

***CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF

THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED

WITH THE COMMISSION***

AMENDMENT ONE TO PHOTOVOLTAIC MODULE

MASTER SUPPLY AGREEMENT

THIS AMENDMENT ONE TO PHOTOVOLTAIC MODULE MASTER SUPPLY AGREEMENT (the “Amendment”) is entered into as of the      day of June, 2006 (the “Effective Date”) by and between Evergreen Solar, Inc. (“Evergreen”) and PowerLight Corporation and PowerLight Systems AG (collectively, “PowerLight”), collectively (the “Parties”).

WHEREAS, the Parties entered into the Photovoltaic Module Master Supply Agreement on November 3, 2005 (the “Original Supply Agreement”);

WHEREAS, the Parties desire to amend the Original Supply Agreement as set forth below;

THEREFORE, in consideration of the mutual promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	In Section 8:

a.	Section 8(b) is hereby deleted and replaced by the following:

(b) Reasonableness Standard. The reference to Evergreen’s “sole judgment” in Schedule 3 shall be replaced with Evergreen’s “reasonable judgment”.

b.	The first two sentences of Section 8(c) are hereby deleted and replaced by the following:

“The limitations in Schedule 3 regarding transportation costs for return of modules and costs associated with the installation, removal, or reinstallation of PV Modules shall remain in effect except in the event of a Pervasive and Systemic Failure. In the event of a Pervasive and Systemic Failure in the PV Module(s), the following shall apply:”

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c. All references in Section 8(c) of the Original Supply Agreement to “Section 8(e)” shall be replaced with “Section 8(c).”

d. Section 8 of the Original Supply Agreement shall remain unaffected except as set forth in Section 1 of this Amendment.

2.	In Section 15(a) of the Original Supply Agreement

Replace “an early termination fee of ***” with:

“an early termination fee of ***”

Replace “the *** termination fee” with:

“the *** termination fee”

3.	In Schedule 1 to the Original Supply Agreement:

Replace the entire Schedule 1 with the following:

Firm Commitment Quantities:

Product 1 PV Modules (identified below): Firm commitment quantities are stated in the table below. To the extent new products generally become available to Evergreen customers (“New PV Modules”), PowerLight may in its discretion elect to order Product 1 or such New PV Modules to fulfill the following commitments:

Delivery Period	Q3+Q4 2006	2007	2008
Firm Quantity (MWp)	***	***	***

Firm Commitment Pricing:

The pricing applicable to all PV Modules through 2008 is stated in the table below:

Pricing	Q2 2006	Q3-Q4 2006	Q1 2007	Q2-Q4 2007	2008
USD $/Wp** (North America)	***	***	***	***	***
Euro €/Wp (Europe)	***	***	***	***	***
USD $/Wp** (Asia)	***	***	***	***	***

PV Modules are not available for purchase, distribution or sale by Purchaser in the respective territory and periods designated with “N/A” in the above table.

All quarters stated on this Schedule 1 (Q1-Q4) are calendar quarters.

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** Frameless PV Modules and Pricing: The Parties will make reasonable good faith efforts to facilitate Evergreen’s manufacture of frameless PV Modules (“Product 2” below) to be compatible with PowerGuard® and available for shipment by January 1, 2007 (or earlier if Evergreen can, using commercially reasonable efforts, accelerate the date of such availability). For 2007, the price of the frameless PV Module will be the same as the framed PV Module. For 2008 and subsequent years, frameless (including junction box and quick connects) pricing for Product 2 or New PV Modules is equal to the framed price ***, as applicable. The shipping terms applicable to frameless PV Modules shall be Ex-works (EXW) (Incoterms 2000) Evergreen manufacturing facilities in Malboro, Massachusetts, regardless of the actual factory production location. PowerLight may request new, customized PV Modules for a price mutually agreed; provided that the prices stated above are valid for PowerLight’s current product applications for roof systems, ground systems and parking systems, excluding SunTile™. Notwithstanding the above-stated obligation to make good faith efforts, Evergreen shall have no obligation to supply Product 2 under this Agreement.

Penalties/Liquidated Damages: The parties recognize and agree that, in the event of breach by either party of the promises contained herein regarding quantity and price commitments, the damages suffered by the non-breaching party would be difficult to assess, and the liquidated damages set forth herein represent a reasonable assessment of the potential damage to the non-breaching party.

Evergreen’s Failure to Meet Quantity Commitments: In any calendar year in which Evergreen fails to deliver the aggregate quantities required for such year as set forth in this Schedule 1 above (as adjusted from time to time pursuant to Section 3(c) of the Agreement), Evergreen shall, no later than sixty (60) days following Evergreen’s receipt of PowerLight’s written demand for such payment, pay liquidated damages to PowerLight in the amount of *** per kilowatt of shortfall. In addition to the foregoing liquidated damages, if any, in any quarter in which Evergreen fails to deliver the aggregate quantities required for such quarter under Section 3(b) of the Agreement, Evergreen shall, no later than sixty (60) days following Evergreen’s receipt of PowerLight’s written demand for such payment, pay liquidated damages to PowerLight in the amount of *** per kilowatt of shortfall; provided that the maximum number of kilowatts included in such shortfall calculation shall be no more than *** of the aggregate kilowatt quantity required for the applicable year.

PowerLight’s Failure to Meet Quantity Commitments: In any calendar year for which PowerLight fails to take delivery of the quantities required for such year as set forth in this Schedule 1 above (as adjusted from tune to time pursuant to Section 3(c) of the Agreement), PowerLight shall, no later than sixty (60) days following PowerLight’s receipt of Evergreen’s written demand for such payment, pay liquidated damages to Evergreen in the amount of *** per kilowatt of shortfall. In addition to the foregoing liquidated damages, if any, in any quarter in which PowerLight fails to take delivery of the aggregate quantities required for such quarter under Section 3(b) of the Agreement, PowerLight shall, no later than sixty (60) days following PowerLight’s receipt of Evergreen’s written demand for such payment, pay liquidated damages to Evergreen in the amount of *** per kilowatt of shortfall; provided that the maximum number of kilowatts included in such shortfall calculation shall be no more than *** of the aggregate kilowatt quantity required for the applicable year.

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Product 1 (currently Spruce Series) PV Module Description/Specifications:

•

Configuration: 150.5mm x 81mm cell; 6 x 18 configuration; currently 170 Wp to 200 Wp class module. PV Modules shall be constructed with cells that represent nominally the center of the then current distribution, which is expected to increase over the Agreement’s delivery period.

•

Compatibility: All framed PV Modules will be compatible with PowerLight’s product applications for current roof systems, ground systems and parking systems, excluding PowerGuard® and SunTile™. Product 1 frame to specifically accommodate center mounting on PowerLight applications such as PowerTracker.

•

Module Rated Minimum Power, Tolerance and Efficiency: Module efficiency for Spruce Series or equivalent Products will be greater than 12% in 2006, 2007 and 2008, and reasonable commercial efforts will be made to result in efficiency greater than 13% in 2009.

•

Safety and quality certifications: Safety and quality certifications shall be as follows: North America: UL 1703, 600 V maximum system voltage, minimum Class C fire rating; Europe and Asia: IEC 1215, TUV Safety Class II, CE, 1000 VDC maximum system voltage. Evidence of certification of the foregoing shall be provided to PowerLight prior to its issuance of the first Purchase Order.

•

PV Module Lot Average Power: All PV Modules shall be - 2 % to +4% of nominal rated power on individual units. Average power over four (4) container quantities shall meet or exceed nameplate power rating. Evergreen and PowerLight shall make good faith efforts to collaborate on methodology to address potential shortfalls in average PV Module Lot power.

•	Cables, Frame Grounding, Glass: Cables will be standard MC or accepted equivalent, and frame grounding holes will be located on the side of the module frame. Glass will be non-glare, rolled type.

•

Additional Descriptions/Specifications/QA: Additional specifications and quality control documents applicable to PV Modules shall be mutually agreed by the Parties as soon as practicable following the Effective Date.

Product 2 Frameless PV Module (currently Spruce) Description/Specifications:

•	Terminology: Evergreen may also refer to a Frameless PV Modules as a “Laminate” in any relevant accompanying documentation.

•	Configuration: 150.5mm x 81mm cell: 6x18 configuration; currently 180Wp or 190 Wp class module. Frameless PV Modules shall be constructed with cells that

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represent nominally the center of the then current distribution, which is expected to increase over the agreement’s delivery period.

•	Compatibility: Frameless PV Modules will be compatible with PowerGuard®.

•

Frameless Module Rated Minimum Power, Tolerance and Efficiency: Evergreen will ensure that products supplied to PowerLight are products within the range of all Spruce technology family products sold in the United States, Europe and Asia; provided, however, that in no event shall any Frameless PV Module Efficiency be below 12.0%.

•

Safety and quality certifications shall be as follows: Evergreen will deliver the product to PowerLight as a UL Recognized component. Evidence of certification of the foregoing shall be provided to PowerLight prior to its issuance of the first Purchase Order.

•

PV Module Lot Average Power: All Frameless PV Modules shall be -2% to +4% of nominal rated power on individual units. Average power over four (4) container quantities shall meet or exceed nameplate power rating. Evergreen and PowerLight shall make good faith efforts to collaborate on methodology to address potential shortfalls in average PV Module lot power.

•

Additional Descriptions/Specifications/QA: Additional specifications and quality control documents applicable to Frameless PV Modules shall be mutually agreed by the Parties as soon as practicable following the Effective Date.

Custom PV Modules for New Home Developer Market: Evergreen and PowerLight may by mutual agreement develop a frameless photovoltaic module that is intended for PowerLight’s SunTile™ application for the new home developer market. In the event the parties agree upon the terms governing sales of such modules from Evergreen to PowerLight, including but not limited specifications, pricing, module power and other terms, orders of such modules shall be credited against the firm commitment quantity obligations of the parties set forth above on this Schedule 1.

4.	In Schedule 3 to the Original Supply Agreement:

Replace the entire Schedule 3 with the following:

The current form of Evergreen’s standard warranty, attached hereto as Exhibit A.

5. Except as otherwise specified, all terms used in this Amendment have the same meaning as such terms have in the Original Supply Agreement. Except as specifically set forth in this Amendment, the relationship between the Parties with respect to the subject matter of the Original Supply Agreement continues to be governed by the terms of the Original Supply Agreement, the

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provisions of which remain in full force and effect. In the event of a conflict between the terms of the Original Supply Agreement and the terms of this Amendment, the terms of this Amendment control.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment to the Photovoltaic Module Master Supply Agreement by their respective duly authorized officers.

EVERGREEN SOLAR, INC.		POWERLIGHT SYSTEMS AG

By:	/s/ Richard Feldt	By:	/s/ Marco Northland
Title:	President & CEO	Title:	General Manager
Date:	6/29/06	Date:	6/29/06

POWERLIGHT CORPORATION

By:	/s/ Thomas Dinwoodie
Title:	CEO
Date:	6/29/06

EVERGREEN SOLAR

CEDAR LINE™ AND SPRUCE LINE™

PHOTOVOLTAIC MODULES LIMITED

WARRANTY

Limited Warranty:

Materials or Workmanship

Evergreen Solar warrants the modules to be free from defects in materials or workmanship under normal application, installation, use, and service conditions. If the product fails to conform to this warranty, then, for a period ending twenty-four (24) months from date of sale to the original consumer purchaser, Evergreen Solar will, at its option, either repair or replace the product or refund the purchase price. The repair, replacement, or refund remedy shall be the sole and exclusive remedy provided under this warranty.

Limited Warranty:

Power Output

Evergreen Solar warrants for a period of ten (10) years from the date of sale to the original consumer purchaser that the power rating at Standard Test Conditions will remain at 90% or greater of Evergreen Solar’s Minimum Specified Power Rating. Evergreen Solar further warrants for a period of twenty-five (25) years from the date of sale to the original consumer purchaser that the power rating at Standard Test Conditions will remain at 80% or greater of Evergreen Solar’s Minimum Specified Power Rating. Evergreen Solar will, at its option, repair or replace the product, refund the purchase price, or provide the purchaser with additional modules to make up lost power, provided that such degradation is determined to be due to defects in materials or workmanship under normal installation, application, and use. The relevant Minimum Specified Power Rating is defined in Evergreen Solar’s product data sheet at the time of shipment. Standard Test Conditions are irradiance of 1000 W/m2, 25° C cell temperature, and AM 1.5 light spectrum.

Limitations and Conditions

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The remedy set forth in these limited warranties shall be the sole and exclusive remedy provided under the extended term warranty, unless otherwise agreed by Evergreen Solar in writing. In Germany, these limited warranties are neither a “guarantee of the quality” of the module pursuant to §443 BGB (German Civil Code) nor are they an “acceptance of a guarantee” pursuant to §276 BGB.

The limited warranties set forth herein do not apply to any module which in Evergreen Solar’s sole judgment has been subjected to misuse, neglect, or accident; has been damaged through abuse, alteration, improper installation or application, or negligence in use, storage, transportation, or handling; or has in any way been tampered with or repaired by anyone other than Evergreen Solar or its agent. The limited warranties do not cover costs associated with module installation, removal, testing, packaging, transportation, or reinstallation; other costs associated with obtaining warranty service; or costs, lost revenues, or lost profits associated with the performance or nonperformance of defective modules.

Any modules repaired or replaced by Evergreen Solar under a warranty claim shall be covered by the same warranties and original term as the first product purchased under said claim. The term shall not be prolonged or reset from the date of sale to the original consumer purchaser. Any replaced parts or products become the property of Evergreen Solar.

These limited warranties apply only to the first end-user purchaser of the modules or to any subsequent owners of the original building or site where the modules were first installed.

The limited warranties set forth herein are expressly in lieu of and exclude all other express or implied warranties, including but not limited to warranties of merchantability and of fitness for particular purpose, use, or application and all other obligations or liabilities on the part of Evergreen Solar, unless such other warranties, obligations, or liabilities are expressly agreed to in writing signed and approved by Evergreen Solar.

Evergreen Solar shall have no responsibility or liability whatsoever for damage or injury to persons or property, or for other loss or injury resulting from any cause whatsoever arising out of or related to the product, including, without limitation, any defects in the module, or from use or installation. Under no circumstances shall Evergreen Solar be liable for incidental, consequential, or special damages, howsoever caused.

Evergreen Solar’s aggregate liability, if any, in damages or otherwise, shall not exceed the payment, if any, received by seller for the unit of product or service furnished or to be furnished, as the case may be, which is the subject of claim or dispute.

Some jurisdictions do not allow limitations on implied warranties or the exclusion or limitation of damages, so the above limitations or exclusions may not apply to you. If a part, provision, or clause of terms and conditions of sale, or the application thereof to any person or circumstance is held invalid, void, or unenforceable, such holding shall not affect and leave all other parts, provisions, clauses, or applications of terms and conditions remaining, and to this end the terms and conditions shall be treated as severable.

This warranty gives you specific legal rights; and you may also have other rights that vary from state to state and country to country. Neither party shall be in any way responsible or liable to the other party, or to any third party, arising out of nonperformance or delay in performance of the terms and conditions of sale due to acts of God, war, riot, strikes, unavailability of suitable and sufficient labor, and any unforeseen event beyond its control, including, without limitations, any technological or physical event or condition which is not reasonably known or understood at the time of sale.

Any claim or dispute regarding these warranties shall be governed by and construed in accordance with the laws of the State of New York (US).

Obtaining Warranty Performance

If you feel you have a claim covered by warranty, you must promptly notify the dealer who sold you the module of the claim. The dealer will give advice handling the claim. If further assistance is required, write Evergreen Solar for instructions.

The customer must submit a written claim, including adequate documentation of module purchase, serial number, and product failure. Evergreen Solar will determine in its sole judgment the adequacy of such claim. Evergreen Solar may require that product subject to a claim be returned to the factory, at the customer’s expense. If product is determined to be defective and is replaced but is not returned to Evergreen Solar, then the customer must submit adequate evidence that such product has been destroyed or recycled.

Note: This document may be provided in multiple languages. If there is a conflict among versions, the English language version dominates

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